UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2023

Offerpad Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39641	85-2800538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 E. Germann Road
Chandler, Arizona		85286
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 388-4539

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	OPAD	The New York Stock Exchange
Warrants to purchase Class A common stock	OPADWS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 6, 2023, Offerpad (SVPBORROWER1), LLC, as borrower (“SPV1”), a wholly owned subsidiary of Offerpad Solutions Inc. (the “Company”), and LL Private Lending Fund, L.P., as a lender under the Revolving Senior Loan, LL Private Lending Fund II, L.P., as a lender under the Revolving Mezz Loan, and LL Funds, LLC, as collateral agent, (collectively, the “LL Funds”), entered into the Eighth Amended and Restated Loan and Security Agreement, dated as of November 6, 2023 (the “Eighth Amended and Restated Agreement”), which amends and restates that certain Seventh Amended and Restated Loan and Security Agreement, dated as of December 16, 2022, by and among SPV1 and the LL Funds. The LL Funds are affiliates of LL Capital Partners I, L.P., which holds more than 5% of the Company’s Class A common stock, and Roberto Sella, who is a member of the board of directors of the Company and also holds more than 5% of the Company’s Class A common stock, is the managing member or general partner, as applicable, of each of the LL Funds and LL Capital Partners I, L.P. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Eighth Amended and Restated Agreement.

The Eighth Amended and Restated Agreement, among other things, (i) extends the maturity of the Revolving Senior Loan and Revolving Mezz Loan (collectively, the “Loans”) to March 31, 2025, and extends the Runoff Date to September 30, 2025, (ii) amends the interest rates and fees applicable to the Loans, (iii) amends certain covenants and restrictions applicable to the Loans to align with those applicable to the Company’s other debt agreements, and (iv) decreases the amounts available under the (x) Revolving Senior Loan from $75 million to $50 million (of which $30 million is committed) and (y) Revolving Mezz Loan from $52.5 million to $22 million (of which $8 million is committed), in each case, to align with the Company’s anticipated funding requirements.

Also on November 6, 2023, OP SPE Borrower Parent, LLC (“SPE”), as borrower, OP SPE PHX1, LLC (“PHX1”), as borrower, and OP SPE TPA1, LLC (“TPA1”), as borrower, each an indirect wholly owned subsidiary of the Company, entered into the Third Amended and Restated Mezzanine Loan and Security Agreement, dated as of November 6, 2023 (the “Third Amended and Restated Mezzanine Agreement”), which amends that certain Second Amended and Restated Mezzanine Loan and Security Agreement, dated as of December 16, 2021, by and among SPE, PHX1, TPA1 and LL Private Lending Fund II, L.P., as lender, as amended.

The Third Amended and Restated Mezzanine Agreement, among other things, (i) extends the maturity date for the facility to June 7, 2025, and extends the Final Maturity Date (as defined in the Third Amended and Restated Mezzanine Agreement) to December 7, 2025, (ii) amends the interest rates and fees applicable to advances under the Third Amended and Restated Mezzanine Agreement (the “Mezzanine Loans”), (iii) amends certain covenants and restrictions applicable to the Mezzanine Loans to align with those applicable to the Company’s other debt agreements, and (iv) decreases borrowing capacity under the Third Amended and Restated Mezzanine Agreement from $97.5 million to $70 million (of which $45 million is committed), to align with the Company’s anticipated funding requirements.

The foregoing does not purport to be a complete description of the terms of the Eighth Amended and Restated Agreement or the Third Amended and Restated Mezzanine Agreement and such description is qualified in its entirety by reference to the Eighth Amended and Restated Agreement and the Third Amended and Restated Mezzanine Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit	Description

10.1*	Eighth Amended and Restated Loan and Security Agreement, dated as of November 6, 2023, by and among Offerpad (SVPBORROWER1), LLC, LL Private Lending Fund, L.P., LL Private Lending Fund II, L.P., and LL Funds, LLC.

10.2*	Third Amended and Restated Mezzanine Loan and Security Agreement, dated as of November 6, 2023, by and among OP SPE Borrower Parent, LLC, OP SPE PHX1, LLC, OP SPE TPA1, LLC and LL Private Lending Fund II, L.P.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Offerpad Solutions Inc.

Date: November 9, 2023	By:	/s/ Jawad Ahsan
Jawad Ahsan Chief Financial Officer